SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934
                      (Amendment No.               )

Filed by Registrant [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only [as permitted by Rule 14a-
    6(e)(2)]
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                                 LUBY'S, INC.
_____________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

_____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _______________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          _______________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          _______________________________________________________________

     5)   Total fee paid:
          _______________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ________________________________________________________________

     3)   Filing Party:
          ________________________________________________________________
     4)   Date Filed:
          ________________________________________________________________


December 1, 1999


Dear Shareholders:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Luby's, Inc. to be held on Friday, January 14, 2000, at 9:00 a.m., at the Omni San Antonio Hotel, 9821 Colonnade Boulevard, San Antonio, Texas. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

We hope as many of you as possible will attend the meeting in person. Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign, and mail the enclosed proxy in the envelope provided.

Sincerely,

BARRY J.C. PARKER
__________________
Barry J.C. Parker
President and
Chief Executive Officer


DAVID B. DAVISS
__________________
David B. Daviss
Chairman of the Board


                                   LUBY'S, INC.

                              2211 Northeast Loop 410
                                 P. O. Box 33069
                          San Antonio, Texas   78265-3069

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JANUARY 14, 2000

To the Shareholders of
  LUBY'S, INC.

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Luby's, Inc., a Delaware corporation, will be held at the Omni San Antonio Hotel, 9821 Colonnade Boulevard, San Antonio, Texas, on Friday, January 14, 2000, at 9:00 a.m., local time, for the following purposes:

     (1) To elect four directors to serve until the 2003 Annual Meeting of Shareholders;

     (2) To approve the amendment and restatement of the Nonemployee Director Stock Option Plan;

     (3)  To approve the appointment of auditors for the 2000 fiscal year;
          and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at November 16, 1999. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     A complete list of shareholders entitled to vote at the meeting will be on file at the Company's corporate office at 2211 Northeast Loop 410, San Antonio, Texas, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

     Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly. A return envelope is enclosed for that purpose.


LUBY'S, INC.
James R. Hale
Secretary
Dated:  December 1, 1999


                                  LUBY'S, INC.
                             2211 Northeast Loop 410
                               P. O. Box 33069
                          San Antonio, Texas  78265-3069

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Luby's, Inc., a Delaware corporation (the "Company"), to be voted at the 2000 Annual Meeting of Shareholders on January 14, 2000, or at any adjournment thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about December 1, 1999.

                                  THE COMPANY

     The Company was restructured into a holding company on February 1, 1997, at which time all of the operating assets were transferred to Luby's Restaurants Limited Partnership, a Texas limited partnership composed of two wholly owned indirect corporate subsidiaries of the Company. All restaurant operations are conducted by the partnership. Unless the context indicates otherwise, the word "Company" as used herein includes the partnership and the consolidated corporate subsidiaries of Luby's, Inc. On January 11, 1999, Luby's Cafeterias, Inc. changed its name to Luby's, Inc.

                              VOTING AND PROXIES

     Only holders of record of common stock of the Company as of the close of business on November 16, 1999, will be entitled to vote at the meeting. There were 22,420,375 shares of common stock outstanding on the record date, exclusive of 4,982,692 treasury shares. Each share of common stock outstanding is entitled to one vote. A majority of the shares outstanding will constitute a quorum at the meeting.

     All shares represented by proxies will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. Any shareholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the meeting and voting in person.

     The election of nominees for director requires a plurality of the votes
cast.   Approval of the amendment and restatement of the Nonemployee Director
Stock Option Plan requires the affirmative vote of a majority of the shares present at the meeting in person and by proxy. Approval of the appointment of auditors requires the affirmative vote of a majority of the shares present at the meeting in person and by proxy. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the meeting. Broker nonvotes and abstentions will not be included in determining the number of votes cast on any matter.

     The Company's Bylaws provide that candidates to stand for election as directors at an annual meeting of shareholders shall be nominated by the Board of Directors. Candidates may also be nominated by any shareholder of record entitled to vote at the meeting, provided the shareholder gives timely notice thereof. To be timely, such notice shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 90 days prior to the date of the meeting of shareholders at which directors are to be elected and shall include (i) the name and address of the shareholder who intends to make the nomination, (ii) the name, age, and business address of each nominee, and (iii) such other information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

                            ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors divided into three classes, as nearly equal in number as possible, with the members of each class to serve three-year terms. In accordance with the Bylaws, the Board has fixed the number of directors at twelve. The persons who have been nominated by the Board of Directors for election to serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified are Robert T. Herres, Barry J.C. Parker, Walter J. Salmon, and Joanne Winik. The Board of Directors recommends a vote FOR such nominees.

     The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the above mentioned nominees for election as directors, unless otherwise specified. Such nominees have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, the persons named as proxies may vote for another person in the place of such nominee according to their best judgment in the interest of the Company.

     The following information is furnished with respect to each of the nominees and for each of the other eight directors whose terms will continue after the meeting. Such information includes all positions with the Company and principal occupations during the last five years.

Nominees for Election to Terms Expiring in 2003

     ROBERT T. HERRES is Chairman and Chief Executive Officer of USAA
          (insurance and financial services) since 1993. He is 67 and is a director of USAA. He is a retired General (USAF) and was formerly Vice Chairman the Joint Chiefs of Staff.

     BARRY J.C. PARKER is President and Chief Executive Officer of the Company
          (since 1997). From 1989 to 1996 he was Chairman of the Board, President, and Chief Executive Officer of County Seat Stores, Inc., a casual apparel chain. He was a principal of Hoak Capital Corporation from January to October 1997. He is 52 and has been a director and officer of the Company and a member of the Executive Committee since October 1997. He is a trustee of Prentiss Properties Trust.

     WALTER J. SALMON is Emeritus Professor, Harvard Graduate School of
          Business Administration (since 1996). Prior thereto he was Stanley Roth, Sr. Professor of Retailing, Harvard Graduate School of Business Administration. He is 69 and has been a director of the Company since 1979. He is a member of the Audit Committee and the Corporate Governance Committee. He is a director of Circuit City Stores, Inc.; Cole National Corporation; The Neiman Marcus Group; Hannaford Bros. Co.; Harrah's Entertainment, Inc.; Petsmart, Inc.; The Quaker Oats Company; and Tufts Associated Health Plans, Inc. When Dr. Salmon reaches age 70 on November 16, 2000, he will be required under the Company's Corporate Governance Guidelines to tender his resignation as a director, effective at the 2001 Annual Meeting of Shareholders.

     JOANNE WINIK is President, General Manager, and a director of KLRN-TV,
          San Antonio's Pubic Broadcasting Service affiliate. She is 59 and has been a director of the Company since 1993. She is Chairman of the Corporate Governance Committee. She is a director of PBS (Public Broadcasting System).

Incumbent Directors Whose Terms Expire in 2001

     RONALD K. CALGAARD is an investor. He was President of Trinity University from 1979 to 1999. He is 62 and has been a director of the Company since 1998. He is a member of the Compensation Committee. He is a director of Plymouth Commercial Mortgage Company and Valero Energy Corporation and is Chairman of The Trust Company, N.A.

     LAURO F. CAVAZOS is Professor of Family Medicine and Community Health,
          Tufts University School of Medicine (since 1996) and education and management consultant (since 1991). He was Acting Chair, Department of Family Medicine and Community Health, Tufts University School of Medicine (1997-1999) and Acting Chair, Community Health, Tufts University School of Medicine (1994-1997). He is 72 and has been a director of the Company since 1993. He is Chairman of the Audit Committee and a member of the Corporate Governance Committee. He is a director of the Nellie Mae Foundation.

     JOHN B. LAHOURCADE is an investor. He served as Chairman of the Board of the Company from 1988 to 1996 and from March to October 1997. He served as Acting Chief Executive Officer from March to May 1997.
          He is a member of the Executive Committee. He has been employed by the Company as a consultant since January 1996. He is 75 and has been a director of the Company since 1970.

     GEORGE H. WENGLEIN is retired Chairman of the Board and one of the founders of the Company. He was employed by the Company as a consultant prior to January 1998. He is 82 and has been a director of the Company since 1959. He is a member of the Executive Committee.

Incumbent Directors Whose Terms Expire in 2002

     JUDITH B. CRAVEN is a Physician Administrator.  She was  President of
          United Way of the Texas Gulf Coast (1992-1998). She is 54 and has been a director of the Company since 1998. She is a member of the Compensation Committee. She is a director of A.H. Belo Corporation, Compaq Computer Corp., Sysco Corporation, VALIC, and the Houston Branch of the Federal Reserve Bank of Dallas.

     DAVID B. DAVISS is Chairman of the Board of the Company (since 1997). He was Acting Chief Executive Officer from May to October 1997. He is 63 and has been a director of the Company since 1984. He is Chairman of the Executive Committee and a member of the Corporate Governance Committee. He is an advisory director of Austin Trust Company and a director of Bartlett Cocke, Inc.

     ARTHUR R. EMERSON is Vice President and General Manager of the Texas
          Stations of the Telemundo television network. He is 55 and has been a director of the Company since 1998. He is a member of the Audit Committee. He is a director of USAA Federal Savings Bank.

     ROGER R. HEMMINGHAUS is Chairman of the Board and a director of Ultramar
          Diamond Shamrock Corporation, where he also served as Chief Executive Officer until 1999 and as President until 1996. He is 63 and has been a director of the Company since 1989. He is Chairman of the Compensation Committee and a member of the Executive Committee and the Corporate Governance Committee. He is Chairman of the Federal Reserve Bank, Eleventh District, and a director of New Century Energies, Inc., and billserv.com.

                 INFORMATION CONCERNING DIRECTORS AND COMMITTEES

Meetings and Compensation of Directors

     During the fiscal year ended August 31, 1999, the Board of Directors held six meetings. Each nonofficer director is paid an annual retainer of $20,000 plus a meeting fee of $1,500 for each meeting of the Board of Directors which he or she attends and a meeting fee of $1,000 for each meeting of any Board committee which he or she attends (except that the meeting fee for the chair of the committee is $1,200 per meeting). The Chairman of the Board, in his discretion, may reduce meeting fees by 50% when the meeting involved is brief or telephonic.

Nonemployee Director Stock Options

     Under the Company's Nonemployee Director Stock Option Plan (the "Option Plan"), nonemployee directors are periodically granted nonqualified options to purchase shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or one year after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of five years from the date of grant, subject to certain exceptions specified in the Option Plan.

     Pursuant to the provisions of the Option Plan, options were granted on January 8, 1999, to Ronald K. Calgaard, Judith B. Craven, Arthur R. Emerson, and Roger R. Hemminghaus for 5,000 shares each at an option price of $15.4375 per share.

     The Option Plan is proposed to be amended and restated as discussed elsewhere in this proxy statement.

Nonemployee Director Phantom Stock Plan

     Under the Company's Nonemployee Director Phantom Stock Plan (the "Phantom Stock Plan"), nonemployee directors may elect to defer all or a portion of their director retainer fees into a phantom share account which is credited with dollar amounts in the form of phantom shares priced at current market value of the Company's common stock. The phantom share accounts are also credited with dollar amounts equal to dividends paid on the common stock. When a participant ceases to be a director, the number of phantom shares in his or her account is converted into an equal number of shares of the Company's common stock.

Audit Committee

     The Audit Committee of the Board of Directors, which currently consists of Lauro F. Cavazos (Chairman), Arthur R. Emerson, and Walter J. Salmon, met three times during the 1999 fiscal year. The functions of the Audit Committee are to review the qualifications and independence of the independent auditors; to recommend the appointment of the independent auditors; to approve the assignment of new audit partners; to review the scope of the annual audit and the annual audit process; to review the annual audited financial statements; to review the interim reporting process; to review internal audit, accounting, data processing, financial functions, and personnel; to review accounting and data processing controls and procedures; to review legal matters that may have a significant effect on the financial statements; to review the internal audit function; to provide regular opportunities for the director of internal audit and the independent auditors to meet privately with the Audit Committee; to review the Company's policies on standards of conduct; and to report the activities of the Audit Committee to the Board of Directors on a regular basis.

Compensation Committee

     The Compensation Committee of the Board of Directors currently consists of Roger R. Hemminghaus (Chairman), Ronald K. Calgaard, and Judith B. Craven. The Compensation Committee met three times during the 1999 fiscal year. The functions of the Compensation Committee are to review and to make recommendations to the Board of Directors concerning compensation and benefits of officers and employees. The Compensation Committee also administers those employee benefit plans of the Company which provide for administration by a Board committee.

Compensation Committee Interlocks and Insider Participation

     The only persons who served as members of the Compensation Committee of the Board of Directors during the 1999 fiscal year were Ronald K. Calgaard, Judith B. Craven, Roger R. Hemminghaus, and Walter J. Salmon, none of whom is an officer or employee, or a former officer or employee, of the Company.

Corporate Governance Committee

     The Corporate Governance Committee of the Board of Directors currently consists of Joanne Winik (Chairman), Lauro F. Cavazos, David B. Daviss,
Roger R. Hemminghaus, and Walter J. Salmon. The Corporate Governance Committee met two times during the 1999 fiscal year. The functions of the Corporate Governance Committee are to define and to periodically review the responsibilities of directors; to maintain a current statement of, and to monitor compliance with, Corporate Governance Guidelines; to make recommendations regarding the size of the Board and its committee structure; to assign committee members and chairs, subject to Board approval; to review committee charters and changes therein; to assist in identifying and screening Board candidates; to decide issues regarding conflicts of interest and independence of directors; to consider appropriateness of continued Board service when significant changes occur in a director's professional role and responsibilities; to survey annually the performance of directors and the effectiveness of the Board; to solicit suggestions for improving Board performance; and to review and make recommendations regarding director compensation.

     The Corporate Governance Committee will consider nominees for election as directors recommended by shareholders. A shareholder desiring to submit such a recommendation should deliver to the Secretary of the Company at the principal offices of the Company not later than 90 days prior to the date of the meeting of shareholders at which directors are to be elected a notice which includes
(i) the name and address of the shareholder making the recommendation, (ii) the name, age, and business address of the proposed nominee, and (iii) such other information regarding the proposed nominee as would be required in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Barry J.C. Parker is employed as President and Chief Executive Officer of the Company under a three-year employment contract effective October 1, 1997. Mr. Parker's employment contract provides, among other things, for (i) a minimum base salary of $360,000 per year, (ii) a guaranteed bonus for the fiscal year ending August 31, 1998, of at least $132,000, (iii) the initial grant of options to purchase 100,000 shares of the Company's common stock at an option price of $20.75 per share, and (iv) a loan from the Company not to exceed $200,000 to be applied to the purchase of 20,000 shares of the Company's common stock (with forgiveness of principal over five years, contingent upon continued employment). The contract also provides that Mr. Parker will be entitled to receive his compensation and benefits until September 30, 2000, if prior to that date, the Company terminates his employment without "cause" (as defined) or if he resigns "for good reason" (as defined). Mr. Parker was Chairman of the Board, President, and Chief Executive Officer of County Seat Stores, Inc. from 1989 until his resignation in July 1996. County Seat Stores, Inc. filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in October 1996. The Board of Directors of the Company does not believe that such filing reflects adversely upon Mr. Parker's integrity or upon his abilities as a director and executive officer of the Company.

     John B. Lahourcade, a director of the Company, is employed by the Company as a consultant at a salary of $7,083 per month under a contract which expires in 2001.

     James R. Hale, Secretary of the Company, is a member of the law firm of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated. The firm performs legal services for the Company on a regular basis. For services rendered during the fiscal year ended August 31, 1999, the Company paid such firm approximately $475,000. In the opinion of the Company, such fees are comparable to those charged by other law firms for similar services.

                  SECTION 16(a) OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the year ended August 31, 1999, all Section 16(a) filing requirements were satisfied.

                            PRINCIPAL SHAREHOLDERS

     To the knowledge of the Company, no person owned beneficially as of October 31, 1999, more than five percent of the outstanding common stock of the Company.

                           MANAGEMENT SHAREHOLDERS

     According to information furnished by the persons concerned, each director, each nominee for director, and all directors and executive officers of the Company as a group, owned beneficially the indicated number and percentage of outstanding shares of common stock of the Company as of November 16, 1999:

Name of Individual or          Shares Beneficially Owned          Percent
Identity of Group              as of November 16, 1999(1)        of Class

Ronald K. Calgaard (2)                 -0-                            ---
Lauro F. Cavazos (3)                 6,550                           0.03%
Judith B. Craven (4)                 1,500                           0.01%
David B. Daviss (5)                  7,477                           0.03%
Arthur R. Emerson (6)                1,237                           0.01%
Roger R. Hemminghaus (7)             5,766                           0.03%
Robert T. Herres                       -0-                            ---
John B. Lahourcade (8)             192,405                           0.86%
Barry J.C. Parker (9)              128,377                           0.57%
Walter J. Salmon (10)                7,768                           0.03%
George H. Wenglein                 730,000                           3.26%
Joanne Winik (11)                    5,698                           0.03%
All directors and executive
   officers of the Company,
   as a group (12)               1,265,988                           5.59%

     (1) Each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares, except as indicated in the following notes.

     (2) The shares shown for Dr. Calgaard do not include 1,383 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

     (3)  The shares shown for Dr. Cavazos are held jointly with his wife.
          Such shares do not include 1,148 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan. The shares shown include 5,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

     (4) The shares shown for Dr. Craven are held for her benefit in a custodial account. Such shares do not include 691 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

     (5) The shares shown for Mr. Daviss are held for his benefit in custodial accounts and include 774 shares held by a 401(k) custodian. The shares shown include 1,666 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

     (6) The shares shown for Mr. Emerson include 1,237 shares held jointly with his wife in a custodial account. Such shares do not include 691 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

     (7) The shares shown for Mr. Hemminghaus are held for his benefit in a custodial account. Such shares do not include 2,297 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan. The shares shown include 1,666 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

     (8) The shares shown for Mr. Lahourcade include 1,125 shares held jointly with his wife.

     (9) The shares shown for Mr. Parker include 92,500 shares which he has the right to acquire within 60 days under the Company's benefit plans.

    (10) The shares shown for Dr. Salmon are held for his benefit in an Individual Retirement Account. Such shares do not include 1,148 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan. The shares shown include 3,333 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

    (11) The shares shown for Ms. Winik are held for her benefit in a custodial account. Such shares do not include 3,484 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan. The shares shown include 3,333 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

    (12) The shares shown for all directors and executive officers as a group include 221,830 shares which they have the right to acquire within 60 days under the Company's benefit plans.

                            EXECUTIVE COMPENSATION

     The table below contains information concerning annual and long-term compensation of the chief executive officer and the six most highly compensated executive officers (the "Named Officers") for services in all capacities to the Company for the fiscal years ended August 31, 1999, 1998, and 1997:

                                 Summary Compensation Table

                     Annual Compensation                   Long-Term Compensation
                                                         Awards            Payouts
_____________________________________________________  ____________________________ ________
                                                                 Securities          All
                                              Other                Under-           Other
Name and                                      Annual   Restricted  lying    LTIP   Compen-
Principal          Fiscal                     Compen-   Stock     Options/ Payouts  sation
Position            Year   Salary    Bonus(1) sation(2) Awards    SARs(3)    (4)     (5)
_____________________________________________________  ____________________________ ________

Barry J.C. Parker    1999  $375,000  $ 93,500    $0         $0    106,000  $     0  $  3,696
 President and       1998   330,000   132,000     0          0    170,000        0         0
 Chief Executive     1997       ---       ---     0          0          0        0         0
 Officer

Laura M. Bishop      1999   175,000    28,000     0          0     41,785        0     3,696
 Senior Vice         1998   165,000    34,000     0          0     20,000        0     4,015
 President and       1997   146,667       ---     0          0        850        0     2,862
 Chief Financial
 Officer

Robert P. Burke      1999   175,000    27,000     0          0     41,980        0     3,696
 Senior Vice         1998   165,000    34,000     0          0     20,000        0     4,015
 President-          1997   153,333       ---     0          0      1,000        0     2,973
 Marketing

Alan M. Davis        1999   177,500    27,000     0          0     42,370        0         0
 Senior Vice         1998    43,750     8,750     0          0     25,000        0    25,000
 President-          1997       ---       ---     0          0          0        0         0
 Real Estate
 Development

Sue Elliott          1999   177,500    28,000     0          0     42,205        0         0
 Senior Vice         1998    52,088    10,208     0          0     25,000        0    25,000
 President-          1997       ---       ---     0          0          0        0         0
 Human Resources

Raymond C. Gabrysch  1999   175,000    26,000     0          0     41,965        0     3,696
 Senior Vice         1998   165,000    34,000     0          0     20,000        0     4,015
 President-          1997   156,667       ---     0          0      1,000        0     2,973
 Operations

Clyde C. Hays III    1999   201,000    26,000     0          0     44,800        0     3,696
 Senior Vice         1998   200,000    40,000     0          0     20,000        0     4,015
 President-          1997   190,000       ---     0          0      1,500   19,316     2,973
 Operations

 (1)  Reflects incentive-based cash bonuses awarded under the Company's Incentive Bonus Plan.
     Awards are stated as compensation in the year with respect to which the award was earned, even if actually paid in the following year.

(2)  Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation does not exceed the lesser of
     $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(3)  The Company has not issued any stock appreciation rights to the Named Officers.

(4)  The long-term incentive plan (LTIP) amounts paid out in fiscal 1997 under the Company's
     Performance Unit Plan relate to the three-year performance cycle ended August 31, 1996.

(5)  Amounts for Ms. Bishop and Messrs. Burke, Gabrysch, Hays, and Parker are contributions under the Profit Sharing Plan.  Amounts for Mr. Davis and Ms. Elliott are employment signing bonuses.

     The following table reports the grant of stock options and stock appreciation rights ("SARs") to the Named Officers during fiscal 1999. Options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.


                       Option/SAR Grants in Last Fiscal Year

                                                                           Potential Realized
                                                                               Value at
                                                                            Assumed Annual
                                                                            Rates of Stock
                                                                           Price Appreciation
                     Individual Grants                                     for Option Term (3)
________________________________________________________________________  ____________________
                    Number of     % of Total
                    Securities    Options/SARs     Exercise
                    Underlying    Granted to       or Base
                    Options/SARs  Employees in     Price       Expiration
Name                Granted (1)   Fiscal Year (2)  ($/sh)         Date      5%($)      10%($)
________________________________________________________________________  ____________________

Barry J.C. Parker     53,300       3.52%           $14.3750    10-14-2004  $260,577   $591,160
                      16,700       1.10%            15.4375    01-07-2005    87,679    198,913
                      36,000       2.38%            14.7500    02-03-2005   180,591    409,699

Laura M. Bishop       19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      16,785       1.11%            15.1875    01-20-2005    86,698    196,688

Robert P. Burke       19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      16,980       1.12%            15.0625    01-27-2005    86,983    197,335

Alan M. Davis         19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      17,370       1.15%            15.1875    01-20-2005    89,720    203,543

Sue Elliott           19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      17,205       1.14%            15.1875    01-19-2005    88,867    201,610

Raymond C. Gabrysch   19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      16,965       1.12%            14.9375    02-01-2005    86,185    195,525

Clyde C. Hays III     19,040       1.26%            14.3750    10-14-2004    93,084    211,176
                       5,960       0.39%            15.4375    01-07-2005    31,291     70,989
                      19,800       1.31%            15.3750    01-14-2005   103,534    234,882

_______________________________________

(1)  Options were granted at fair market value of the common stock on the date of grant.
     Options may not be exercised during the first 12 months following the date of grant.

(2)  Based upon a total of 1,512,732 options granted to employees in fiscal 1999.

(3) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and should not be considered as a forecast of future stock prices.


   The table below reports exercises of stock options and SARs by the Named Officers during fiscal 1999 and the value of their unexercised stock options and SARs as of August 31, 1999. The stock options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.

                 Aggregated Option/SAR Exercises in Last Fiscal Year
                              and FY-End Option/SAR Values

                                              Number of
                                              Securities       Value of
                                              Underlying       Unexercised
                                              Unexercised      In-the-Money
                        Shares                Options/SARS     Options/SARs
                        Acquired              at FY-End        at FY-End(1)
                        on         Value      Exercisable/     Exercisable/
Name                    Exercise   Realized   Unexercisable   Unexercisable
______________________________________________________________________________
Barry J.C. Parker          ---     $    ---   37,500/238,500      $0/$0

Laura M. Bishop            ---          ---   10,499/60,786        0/0

Robert P. Burke            ---          ---   13,000/62,980        0/0

Alan M. Davis              ---          ---    6,250/61,120        0/0

Sue Elliott                ---          ---    6,250/60,955        0/0

Raymond C. Gabrysch        ---          ---    9,100/56,965        0/0

Clyde C. Hays III          ---          ---   10,600/59,800        0/0

_________________________

(1) The value of unexercised options is based on a price of $13.375 per common share at August 31, 1999.

                             DEFERRED COMPENSATION

     The Company's Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors' fees in accordance with applicable regulations under the Internal Revenue Code. Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company's obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.

     Nonemployee directors are permitted to defer all or a portion of their director retainer fees pursuant to the Company's Nonemployee Director Phantom Stock Plan. See the discussion under the caption "Nonemployee Director Phantom Stock Plan."

     The Company has a Supplemental Executive Retirement Plan which is designed to provide benefits for selected officers at normal retirement age with 25 years of service equal to 50% of their final average compensation offset by Social Security, profit sharing benefits, and deferred compensation. Three of the officers designated to participate in the plan have retired and are receiving benefits under the plan. Accrued benefits of all actively employed participants become fully vested upon termination of the plan or a change in control (as defined in the plan). The plan is unfunded, and the Company is obligated to make benefit payments solely on a current disbursement basis.

     The Company has a Deferred Compensation Plan for all of its highly compensated employees, effective as of June 1, 1999, which permits deferral of a portion of annual compensation. See the discussion under the caption "Deferred Compensation Plan."

     The following table illustrates the approximate annual pension that the Named Officers in the Summary Compensation Table would receive under the Supplemental Executive Retirement Plan if the plan remained in effect and the Named Officers retired at age 65 and elected an individual life annuity.

                             Pension Plan Table

                                              Years of Service
   Final Average               ______________________________________________
    Earnings                       15                20                  25
   _____________               ________          ________            ________
     $150,000                  $ 45,000          $ 60,000            $ 75,000
      300,000                    90,000           120,000             150,000
      450,000                   135,000           180,000             225,000
      600,000                   180,000           240,000             300,000

     Amounts shown as Afinal average earnings@ in this table represent the average of the last five years of compensation, which is substantially the same as the total of salary, bonus, and LTIP payouts as shown in the Summary Compensation Table for the Named Officers. As of November 30, 1999, the credited years of service under the Supplemental Executive Retirement Plan for Barry J. C. Parker, Laura M. Bishop, Robert P. Burke, Alan M. Davis,
Sue Elliott, Raymond C. Gabrysch, and Clyde C. Hays III are 4, 7, 4, 1, 1, 25, and 26, respectively. The annual benefit amounts shown above are subject to an offset by benefits payable under the profit sharing plan and Social Security. Net benefits under the plan are prorated by credited years of service less than 25; after 25 years of service, the net benefits are unchanged.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") presents the following report on executive compensation. The report describes the Company's executive compensation programs and the bases on which the Committee made compensation decisions for fiscal 1999 with respect to the Company's executive officers, including those named in the compensation tables.

Compensation Objectives

     The Committee conducts an annual review of the Company's executive compensation program. The objectives of the executive compensation program include the following:

     To offer fair and competitive base salaries consistent with the Company's position in the foodservice industry;

     To reward executives for corporate and individual performance through an annual incentive bonus program;

     To encourage future performance through the use of long-term incentives such as stock options and performance units; and

     To encourage executives to acquire and retain ownership of the Company's common stock.

     The Company's executive compensation program is designed to enable the Company to attract, retain, and motivate the highest quality of management talent. To achieve that objective, the Committee has developed a compensation program which combines annual base salaries with annual and long-term incentives tied to corporate performance and to increases in shareholder value.

Annual Base Salaries

     The Committee annually establishes the base salaries to be paid to the Company's executive officers during the coming year, subject to approval by the Board of Directors. In setting base salaries, the Committee takes into account several factors, including the executive's experience, responsibilities, management abilities, and job performance, as well as performance of the Company as a whole and competitive compensation data.

Annual Incentive Bonuses

     The Company's annual incentive bonus plan for executive officers and other key personnel links annual cash incentive payments to the attainment of predetermined earnings per share goals and strategic objectives established by the Committee and approved by the Board of Directors. Eligible executives are assigned threshold, target, and maximum bonus levels as a percentage of base salary, based upon the executive's responsibility level, achievement of earnings per share targets, and the degree of achievement of specific strategic objectives.

     On October 22, 1998, based upon the recommendation of the Committee, the Board of Directors adopted an Executive Bonus Plan for fiscal 1999 for officers and key personnel providing for the payment of cash bonuses from a bonus pool to be established based upon achievement of earnings per share targets and strategic objectives. Bonuses paid under such plan for fiscal 1999 to the Named Officers are included in the Summary Compensation Table.

     On October 15, 1999, the Committee recommended, and the Board of Directors adopted, an Executive Bonus Plan for Fiscal 2000, in which all of the Named Officers are eligible to participate. Bonuses under the plan will be determined by achievement of goals based upon earnings per share and comparable store sales and upon achievement of strategic objectives.

Stock Options

     The Committee normally grants incentive stock options annually to eligible executive officers and other key employees. The options, which are granted at 100% of market price on the date of grant, are usually for six-year terms. The number of option shares granted each year is normally determined by a formula based upon the executive's responsibility level and base salary. The number of option shares granted will vary based upon position level, with the more senior officers receiving larger grants. The number of option shares held by an executive is not considered in determining stock option awards.

Stock Purchase Loans

     During January and February 1999, pursuant to Luby's Incentive Stock Plan, the Company guaranteed loans by an institutional lender to several officers, including the Company's president and five senior vice presidents for the purpose of purchasing shares of the Company's common stock. The Named Officers obtaining such loans, the number of shares purchased by each, and the amount of each loan are: Laura M. Bishop - 5,595 shares for $85,000; Alan M. Davis - 5,790 shares for $87,500; Sue Elliott - 5,735 shares for $87,500; Raymond C. Gabrysch - 5,655 shares for $85,000; Clyde C. Hays III - 6,600 shares for $100,000; and Barry J.C. Parker - 12,000 shares for $180,000.

Performance Units

     Prior to fiscal 1998 the Committee normally granted annually to eligible executive officers and other key employees performance units based upon attainment by the Company of predetermined earnings and equity goals established by the Committee over a performance cycle of three consecutive fiscal years. The number of performance units granted was normally determined by a formula based upon the participant's responsibility level and base salary and the market price of the common stock. Performance units are payable at the end of each performance cycle in cash or shares of stock, or both, if the performance goals for the cycle are attained. No payments were made for the three-year performance cycles ended August 31, 1997, 1998, and 1999.

     The Committee did not grant any performance units during fiscal 1998 and 1999, based upon the Committee's determination that other types of incentive awards were more appropriate during the development and implementation of the Company's new strategic plan.

Stock Ownership Guidelines

     The Board of Directors has adopted guidelines for ownership of the Company's common stock by executives and nonemployee directors. The guidelines provide that each person in the following categories is expected to attain the indicated level of stock ownership within five years:

     (a) Chief Executive Officer - shares having a value equal to four times annual base salary;

     (b) President and Senior Vice President - shares having a value equal to two times annual base salary; and

     (c)  Vice President - shares having a value equal to annual base salary.

     (d) Nonemployee Director - shares having a value equal to five times his or her annual director retainer fees. Phantom stock is considered common stock for purposes of the guidelines. Until a nonemployee director attains the minimum level of stock ownership, he or she is obligated to defer at least 50% of annual retainer fees in the form of phantom stock.

Change in Control Agreements

     In January 1999, based upon recommendations of the Committee, the Company entered into a Change in Control Agreement with each of Barry J.C. Parker (CEO) and the six senior vice presidents (SVP's). The agreements provide for benefits to become effective if a change in control of the Company (as defined therein) occurs and if, within 24 months thereafter, there is involuntary termination of employment unrelated to gross negligence, malfeasance or incompetence, or there is voluntary termination of employment for good reason (as defined therein). Benefits payable under such circumstances include
(i) lump sum severance payments equal to three times annual base pay for the CEO and two times annual base pay for SVP's; (ii) lump sum severance payments equal to three times for the CEO and two times for SVP's the average of the short-term incentive bonuses for the prior fiscal year and the target for the year of termination; (iii) continuation of health and welfare benefits for 36 months for the CEO and 24 months for SVP's; (iv) immediate vesting of all stock options; and (v) other benefits described in the agreements, copies of which are on file with the Securities and Exchange Commission.

Deferred Compensation Plan

     Based upon the recommendation of the Committee, the Board of Directors adopted a Deferred Compensation Plan for all highly compensated employees, including the president and all senior vice presidents. The plan, which became effective June 1, 1999, permits highly compensated employees to defer a portion of their annual compensation into unfunded accounts with the Company. The deferrals mirror the results of a phantom investment portfolio theoretically (but not actually) invested in funds selected by each participant, including a Luby's, Inc. stock fund. A participant's account balance will be paid in cash upon death, termination of employment, change in control of the Company, disability, or retirement.

Compensation of Chief Executive Officer

     Barry J.C. Parker was elected President and Chief Executive Officer on October 1, 1997, at which time he entered into a three-year employment contract with the Company providing for a base salary of $360,000 per year. Based upon his performance, the Committee recommended and the Board of Directors approved, an increase in Mr. Parker's base salary to $390,000 per year, effective as of March 1, 1999, and to $405,000 per year, effective as of November 1, 1999.

     For the fiscal year ended August 31, 1998, Mr. Parker was paid a bonus of $132,000 in accordance with his employment contract. Based upon his performance, the Committee recommended and the Board approved payment of a cash bonus of $93,500 to Mr. Parker for fiscal 1999. During fiscal 1999, the Committee granted Mr. Parker stock options as follows: on October 15, 1998, a stock option for 53,300 shares at an option price of $14.375 per share; on January 8, 1999, a stock option for 16,700 shares at an option price of $15.4375 per share; and on February 4, 1999, a stock option for 36,000 shares at an option price of $14.75 per share.

Salary Continuation Agreements

     Mr. Parker's employment contract, referred to above, provides that he will be entitled to receive all of his compensation and benefits under the contract until September 30, 2000, if his employment is terminated by the Company without cause (as therein defined) or if he terminates his employment for good reason (as therein defined).

     On May 14, 1998, the Company entered into a contract with Sue Elliott, Senior Vice President-Human Resources, which provides that if her employment is terminated by the Company without good cause (as therein defined) prior to May 14, 2000, the Company will continue to pay her monthly salary until the later of May 14, 2000, or 12 months after termination, but not after she accepts other employment.

     On June 1, 1998, the Company entered into a contract with Alan M. Davis, Senior Vice President-Real Estate Development, which provides that if his employment is terminated by the Company without good cause (as therein defined) prior to June 1, 2000, the Company will continue to pay his monthly salary until the later of June 1, 2000, or 12 months after termination, but not after he accepts other employment.

Members of the Committee:

                   Roger R. Hemminghaus, Chairman
                        Ronald K. Calgaard
                         Judith B. Craven

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's common stock for the five fiscal years ended August 31, 1999, with the cumulative total return on the S&P SmallCap 600 Index and an industry peer group index. The peer group index is comprised of Bob Evans Farms, Inc.; Buffets, Inc.; Furr's/Bishop's, Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steakhouses, Inc.; Shoney's, Inc.; Sizzler International, Inc.; and Vicorp Restaurants, Inc. These companies are multiunit family restaurant operators in the mid-price range with similar stock market capitalization.

     The cumulative total shareholder return computations set forth in the performance graph assume the investment of $100 on August 31, 1994, and the reinvestment of all dividends. The returns of each company in the peer group index have been weighted according to the respective company's stock market capitalization.

     The performance graph has been omitted in the EDGAR filing. A table of the graph's data points is shown below.

                                Five-Year Cumulative Return
                                  Years Ended August 31,

                     1994     1995    1996     1997    1998    1999
                     ______________________________________________
Luby's, Inc.         $100      87      107      93      75      70
Peer Group           $100      85       71      71      69      69
S&P SmallCap 600     $100     122      139     186     158     196

                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Company's Nonemployee Director Stock Option Plan was approved by the shareholders on January 13, 1995, and was amended by the Board of Directors on January 14, 1997. The plan, as so amended, is referred to herein as the "Original Plan."

     On October 15, 1999, the Board of Directors adopted an amendment and restatement of the Original Plan, subject to approval of the shareholders at the 2000 annual meeting. The amended and restated plan (referred to herein as the "Amended Plan") is intended to restate the Original Plan, effective as of January 1, 2000.

     Original Plan. The Original Plan became effective on January 13, 1995. It provides for automatic grants to directors who are not employees of the Company or its subsidiaries or affiliated entities of options to purchase common stock of the Company. The maximum number of shares of common stock issuable under the Original Plan is 100,000, subject to the adjustment provisions of the plan.

     Options have been issued under the Original Plan to each of the following persons to purchase shares of common stock of the Company at option prices equal to 100% of market value on the date of grant for the number of option shares indicated:

     Optionee                         Number of Shares
_____________________                 ________________

Ronald K. Calgaard                         6,666
Lauro F. Cavazos                          10,000
Judith B. Craven                           6,666
David B. Daviss                            6,666
Arthur R. Emerson                          6,666
Roger R. Hemminghaus                      11,666
Walter J. Salmon                           8,333
George H. Wenglein                         5,000
Joanne Winik                               8,333

     None of these options have been exercised and all are outstanding. Exercise prices for such options range from $15.4375 to $22.75 per share. The closing price of the Company's common stock on the New York Stock Exchange on November 16, 1999, was $12.00 per share.

     Principal Changes. The principal changes in the Original Plan to be effected by the Amended Plan are:

     (a) increasing the total number of shares issuable from 100,000 to 200,000;

     (b) making the grant of options discretionary with the Board of Directors in lieu of automatic grants;

     (c) making options exercisable one year after date of grant instead of five years; and

     (d) providing that no optionee may be granted options for more than 5,000 shares in any year.

     Summary. The following summary of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan attached as Appendix A to this Proxy Statement. The term ACompany@ as used in this summary refers only to Luby's, Inc.

     Purpose. The purpose of the Amended Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable directors. To accomplish these objectives, the Amended Plan authorizes the awards of options to purchase shares of the Company's common stock to Nonemployee Directors, thereby encouraging them to acquire an increased proprietary interest in the Company.

     Administration. The Amended Plan will be administered by the Board of Directors.

     Types of Options. Options granted under the Amended Plan will be options which do not meet the requirements of Section 422 of the Internal Revenue Code, known as "nonqualified stock options."

     Participants. Options under the Amended Plan will be issued only to directors of the Company who are not employees of the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profits interest ("Nonemployee Directors").

     Shares. Subject to the adjustment provisions of the Amended Plan, the number of shares which may be issued upon the exercise of options may not exceed 200,000 shares.

     Grants. The Board of Directors shall select the Nonemployee Directors who are to be granted options under the Amended Plan and shall determine the terms, conditions, and limitations applicable to each option. No Nonemployee Director may receive options under the Amended Plan for more than 5,000 shares in any 12-month period.

     Adjustments. In the event of changes in outstanding shares of the Company's common stock described in the Amended Plan, appropriate adjustments in the shares as to which options are granted shall be made so that the proportionate interest of each optionee shall be maintained.

     Option Price. The option price shall be 100% of fair market value on the date of grant, determined with reference to the closing price of the Company's common stock on the New York Stock Exchange.

     Payment. Payment for shares purchased upon the exercise of an option may be made in cash, in shares of the Company's common stock, or in a combination of the two, at the time of purchase.

     Option Terms. Each option granted under the Amended Plan shall terminate ten years from the date of grant or one year from the date on which the optionee ceases to be a director of the Company, whichever first occurs. An option may not be exercised prior to the expiration of one year from the date of grant, with certain exceptions. Each option becomes exercisable immediately in the event of (i) death of the optionee, (ii) resignation or removal of the optionee as a director because of long-term disability, (iii) resignation of the optionee as a director after having served at least two full terms, and
(iv) expiration of the optionee's term without being reelected after having served at least two full terms.

     Transferability. An option shall not be assignable or transferable other than by will or the laws of descent and distribution. During an optionee's lifetime, an option can be exercised only by the optionee or his or her guardian or legal representative.

     Term, Amendment, and Termination. To the extent permitted by law, the Board of Directors may amend, suspend, or terminate the Amended Plan. However, shareholder approval is required of any amendment which (i) increases the maximum number of shares issuable under the plan other than pursuant to the adjustment provisions, (ii) changes the class of persons eligible to receive options, or (iii) must be approved by shareholders under rules of the Securities and Exchange Commission. Subject to earlier termination, the Amended Plan will remain in effect until the maximum number of shares issuable under the plan have been issued.

     Tax Consequences. The tax consequences of the issuance and exercise of options granted under the Amended Plan are set forth in Appendix B to this proxy statement.

     Shareholder Vote. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval of the Amended Plan. The Board of Directors recommends that the shareholders vote FOR approval of the Amended Plan.

                            APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 2000 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The Board recommends that the shareholders vote FOR approval of the appointment of Ernst & Young LLP. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval.

                   SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Shareholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by the Company at its corporate office no later than August 2, 2000. Notice of a shareholder proposal submitted outside the process of Rule 14a-8 with respect to the Company's 2001 Annual Meeting of Shareholders will be considered untimely if received by the Company after October 16, 2000.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's common stock, American Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company reimburses such persons for their reasonable expenses.

                                 OTHER MATTERS

     No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

                                                LUBY'S INC.
                                                James R. Hale
                                                Secretary

Dated:  December 1, 1999

                                  APPENDIX A

                                 LUBY'S, INC.

                              AMENDED AND RESTATED

                      NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Introduction. This Amended and Restated Nonemployee Director Stock Option Plan (the "Plan") of Luby's, Inc. (the "Company"), upon approval of the Plan by the shareholders of the Company at their 2000 annual meeting, shall amend and restate the Nonemployee Director Stock Option Plan approved by the shareholders of the Company on January 13, 1995, and amended by the Board of Directors on January 14, 1997 (the "Original Plan").

     2. Effectiveness. Upon approval of the Plan by the shareholders of the Company at their 2000 annual meeting, the Plan shall become effective as of January 1, 2000. If the Plan is not approved by the shareholders at such meeting, it shall not become effective, and the Original Plan shall continue in force and effect.

     3. Purpose. The Purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. To accomplish these objectives, the Plan authorizes awards of options (the "Options") to purchase shares of the Company's common stock par value $.32 per share ("Common Stock") to Nonemployee Directors, thereby encouraging such directors to acquire an increased proprietary interest in the Company.

     4. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The decision of the Board on any questions concerning the interpretation or administration of the Plan shall, as between the Company and the Option holders, be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     5. Types of Options. Options granted under the Plan do not meet the requirements of Section 422 of the Internal Revenue Code and are commonly referred to as "nonqualified stock options."

     6. Participants. Participants shall be the directors of the Company who are not employees of the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profit interest ("Nonemployee Directors").

     7. Shares. Subject to the adjustment provisions of Section 10, the number of shares of Common Stock of the Company which may be issued upon exercise of Options granted pursuant to the Plan shall not exceed 200,000 shares. If, however, any Option granted under the Plan shall expire, terminate, or be canceled without having been exercised in full, the unpurchased shares shall continue to be available for purposes of the Plan. More than one Option may be granted to the same participant.

     8. Grant of Options. The Board shall select the Nonemployee Directors who are to be granted Options under the Plan and, subject to the provisions of the Plan, shall determine the terms, conditions, and limitations applicable to each Option. No Nonemployee Director may receive, under the Plan, Options for more than 5,000 shares in any 12-month period.

     9. Listing and Registration. The Company, in its discretion, may postpone the issuance and delivery of shares, upon exercise of an Option, until completion of such stock exchange listing, or registration, or other qualification of such shares under any federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require any person exercising an Option to make such representations and to furnish such information as the Company may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

    10. Adjustment Provisions. In the event the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in stock of the class which is subject to the Plan, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the option price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Option holder's proportionate interest under outstanding Options shall be maintained as before the occurrence of such event.

    11. Option Price. The option price shall be 100% of the Fair Market Value of the shares at the time of the granting of the Option. Such Fair Market Value shall be determined by the Board and shall be the closing price of the Common Stock on the New York Stock Exchange on the day on which the Option is granted or, if no sale of the Common Stock shall have been made on the Exchange on that day, then on the next preceding day on which a sale was made.

    12. Payment for Shares. Payment for shares purchased upon exercise of an Option shall be made in full at the time of exercise of the Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any optioned shares. Payment of the option price shall be made in cash, or by delivering Common Stock of the Company having a Fair Market Value (determined as provided in Section 11) at least equal to the option price, or a combination of Common Stock and cash. Payment in shares of Common Stock shall be made by delivering to the Company certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

    13.  Terms and Exercise of Options.

         (a) Term. An Option shall terminate upon the expiration of ten years from the date the Option is granted or one year from the date the optionee ceases to be a director of the Company, whichever first occurs (the "Expiration Date"). In no event shall an Option be exercised after the Expiration Date.

         (b) Exercise. To the extent that an Option is exercisable, it may be exercised by the optionee or the legal representative of the optionee or the legal representative of the optionee's estate. Except as provided in subsection (c) below, an Option may not be exercised prior to the expiration of one year from the date the Option is granted. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its Expiration Date.

         (c) Acceleration. Upon the occurrence of any of the following events prior to the Expiration Date of an Option, the Option shall become immediately and fully exercisable:

                (i)   death of the optionee;

               (ii) resignation or removal of the optionee as a director of the Company by reason of a physical or mental impairment which prevents the optionee from performing the duties of his or her directorship for a period of six months or more;

              (iii) resignation of the optionee as a director of the Company after having served at least two full terms as a director; or

               (iv) expiration of the optionee's term of office as a director of the Company, without being reelected to the Board, after having served at least two full terms as a director.

     14. Transferability. No Option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee's lifetime, only the optionee or his or her guardian or legal representative may exercise an option.

     15. Provision for Taxes. It shall be a condition to the Company's obligation to issue or reissue shares of Common Stock upon exercise of an Option that the optionee pay, or make provision satisfactory to the Company for payment of, any federal or state income or other taxes which the Company is obligated to withhold or collect with respect to the issuance or reissuance of such shares.

     16. Term of Plan. Subject to the provisions of Section 18, the Plan shall continue in effect until the maximum number of shares of Common Stock issuable under the Plan has been issued.

     17. Restrictions on Exercise. Any provision of the Plan to the contrary notwithstanding, no Option granted pursuant to the Plan shall be exercisable at any time, in whole or in part, (i) prior to the shares of Common Stock subject to the Option being authorized for listing on the New York Stock Exchange or
(ii) if issuance and delivery of the shares of Common Stock subject to the Option would be in violation of any applicable laws or governmental regulations.

     18. Amendment and Termination. Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, the Board may at any time amend, suspend or discontinue the Plan or alter or amend any or all Options under the Plan to the extent permitted by law. However, no such action by the Board may, without approval of the shareholders of the Company, alter the provisions of the Plan so as to:

          (a) increase the maximum number of shares of Common Stock that may be issued upon exercise of Options granted under the Plan except pursuant to Section 10;

          (b) change the class of individuals eligible to receive Options under the Plan; or

          (c) effect any other amendment to the Plan for which approval of the Company's shareholders is required by Rule 16b-3 under the Securities Exchange Act of 1934.

     19. Unfunded Plan. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets in connection with Options issued pursuant to the Plan. Any liability of the Company to any Nonemployee Director with respect to an Option shall be based solely upon contractual obligations created by the Plan and any Option agreement. No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

     20. Governing Law. This Plan shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware, and, where applicable, the laws of the United States.

                                  APPENDIX B

                      CERTAIN FEDERAL INCOME TAX ASPECTS

     The following is only a general summary of the federal income tax effects to the participants and the Company of nonqualified stock options to be granted under the Amended Plan. There are a number of special tax rules which may be applicable under certain circumstances. This discussion is based on the provisions of the Internal Revenue Code of 1986 as amended (the "Code"), and regulations and rulings in effect on the date of this Proxy Statement, all of which are subject to change at any time. This summary does not address state, local, or non-U.S. taxation of options under the Amended Plan, which may differ significantly from federal income tax rules and regulations.

     For federal income tax purposes, the grant of a nonqualified stock option should not result in recognition of income by the optionee. Upon exercise of a nonqualified stock option by an employee who is not an officer or director, the excess of the fair market value of the shares on the exercise date over the option price will be considered as compensation taxable as ordinary income.
If, however, at the time of exercise of the option, the optionee is a director of the Company or an "officer" as defined in Rule 16a-1 of the Securities and Exchange Commission, and if the sale of the stock at a profit within six months could subject such person to suit under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the fair market value of the stock is determined, and the tax applicable thereto is incurred, at the end of such six-month period or at such earlier time as may be determined (i) by such person's election made within 30 days of the date of exercise to be taxed sooner, or (ii) by the occurrence of an event which causes Section 16(b) of the Exchange Act to become inapplicable to such person. In the event of a gain or loss realized upon the sale of the shares received upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending on the optionee's holding period for the shares.

     With regard to nonqualified stock options, the Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the ordinary income will be recognized by the optionee, provided that the amount of the compensation is reasonable and any Federal income tax reporting and withholding requirements are satisfied.

     Under certain circumstances, the Company's deduction may also be limited by the provisions of Section 162(m) of the Code. Section 162(m) generally limits the Company's deduction for certain types of compensation paid to each of its Chief Executive Officer and its four highest compensated officers (other than the Chief Executive Officer) to no more than $1 million per year.

     Under the so-called Agolden parachute@ provisions of the Code, certain awards vested or paid in connection with a change of control may also be nondeductible by the Company and may be subject to an additional twenty percent (20%) federal excise tax. Nondeductible Aparachute payments@ will in general reduce the $1 million limit on deductible compensation described above.

                                      PROXY

                                  LUBY'S, INC.
                    c/o American Stock Transfer & Trust Company
                    40 Wall Street, New York, New York   10005

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John B. Lahourcade, George H. Wenglein, and David B. Daviss, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held on record by the undersigned on November 16, 1999, at the Annual Meeting of Shareholders to be held on January 14, 2000, or any adjournment thereof.

                             (SEE REVERSE SIDE)

Please mark your votes as in this example.

                 FOR     WITHHELD
1.  ELECTION    ____       ____         Nominees:  Robert T. Herres
    OF                                             Barry J.C. Parker
    DIRECTORS                                      Walter J. Salmon
                                                   Joanne Winik

For, except vote withheld from the following nominee(s):

_______________________________________________________

2. Proposal to approve the amendment and restatement of the Nonemployee Director Stock Option Plan

    FOR     AGAINST    ABSTAIN
    ____      ____       ____

3. Proposal to approve the appointment of Ernst & Young LLP as the independent public accountants of the corporation.

    FOR    AGAINST    ABSTAIN
    ____     ____       ____

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals 1, 2, and 3.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE ______________________________________ DATE  ________________________

SIGNATURE ______________________________________ DATE  ________________________
IF HELD JOINTLY

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.